Exhibit 28(j)(4)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Gabelli ETFs Trust as filed with the Securities and Exchange Commission on or about April 29, 2024.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

April 29, 2024